NATIONWIDE LIFE INSURANCE COMPANY
Application for Life Insurance                                                                       P.O. Box 182835, Columbus, Ohio  43218-2835
PART A – CLIENT INFORMATION
1.Proposed Primary Insured	Name (First, MI, Last) John D. Doe						SSN / Tax ID # 000 - 00 - 0000
	Address One Any Street						City Any City
	State Any State	Zip Code 00000			County Any County	Sex ☒ M ☐ F	Former Name
	Marital Status ☒ Married ☐ Single ☐ Other					Age 35	Date of Birth (mm/dd/yyyy) 02/07/1973	State of Birth OH
	Citizenship (*If other, submit Foreign Supplement.) ☒ U.S. ☐ Canada ☐ Other, how long have you lived in the U.S.?							Driver’s License # / State of Issue RL000000 OH
	Occupation Any Occupation		Employer Any Employer				Daytime Phone (000)000-0000 ☐ Business ☒ Cell ☐ Home
	E-Mail Address						Evening Phone (000)000-0000 ☐ Business ☐ Cell ☒ Home
2.     Proposed
Additional
Insured
If applicable, complete for either:
a) Joint Insured for
Survivorship Life
Plan; or
b) Term Rider on
Another Covered
Person (i.e.,
Spouse/Children)
If additional space is required, use Special Instructions Section.
	Name of Insured(s)	Birth Date	Birth State	Sex	Height	Weight	SSN / Tax ID #	Relationship to Insured

Joint/Spouse Proposed Additional Insured Information Only
	Former Name		Address ☐ (Check box if same as Proposed Primary Insured)
	City		State	Zip Code			County
	Citizenship (*If other, submit Foreign Supplement.) ☐ U.S. ☐ Canada ☐ Other, how long have you lived in the U.S.?							Driver’s License # / State of Issue
	Occupation		Employer				Daytime Phone ( ) ☐ Business ☐ Cell ☐ Home
	E-Mail Address						Evening Phone ( ) ☐ Business ☐ Cell ☐ Home
3.     Owner
Complete ONLY if Owner is not the Proposed Primary Insured.

Unless indicated the Proposed Primary Insured (Joint Insureds in the case of Survivorship) will own the policy.

If more than two Owners are requested, use Special Instructions
Section.

TRUST - Submit a copy of first and signature pages of Trust document.
	Name (First, MI, Last)							SSN / Tax ID # - -
	Address ☐ (Check box if same as Proposed Primary Insured)						City
	State	Zip Code	County		Relationship to Insured			Date of Birth (mm/dd/yyyy)
	E-Mail Address					Phone ( ) ☐ Business ☐ Cell ☐ Home
If more than one Owner the following will be applicable:  1) Ownership will be vested jointly with right of survivorship, otherwise to the Executor or Administrator of the last owner’s estate.  2) All notices will be mailed to the one address listed above unless otherwise instructed.  3) For tax reporting purposes, only one Social Security Number can be used. The SSN shown above will be used unless otherwise instructed.

	Joint Owner (First, MI, Last)							SSN / Tax ID # - -
	Address ☐ (Check box if same as Proposed Primary Insured)						City
	State	Zip Code	County		Relationship to Insured			Date of Birth (mm/dd/yyyy)
	E-Mail Address					Phone ( ) ☐ Business ☐ Cell ☐ Home
	Exact Name of Trust		Trust Tax ID Number			Current Trustee(s)		Date of Trust

4. Contingent Owner Complete this section to name an alternative Owner in the event the Insured survives the Owner.	Name (First, MI, Last)	SSN / Tax ID # - -
Address ☐ (Check box if same as Proposed Primary Insured)	City
State	Zip Code	County	Relationship to Insured	Date of Birth (mm/dd/yyyy)
5. Primary Beneficiary Designations If Survivorship Life Plan, the Proposed Insureds may not be named as Beneficiary. If additional space is required, use Special Instructions Section.
When more than one Beneficiary is designated, payments will be made in equal shares to the Beneficiaries surviving the Insured, or in full to the last surviving Beneficiary, unless some other distribution of proceeds is provided.

☐Check this box if Trust named in the Owner section is to be the Primary Beneficiary.  If a different Trust is named as Primary Beneficiary or Trust is named as Contingent Beneficiary, provide the Trust information below.

For Proposed Primary Insured
Primary Beneficiary(ies) Name(s) or Trust and Trustee(s)	Share %	Relationship to Insured(s)	Birth Date or Trust Date	SSN/Tax ID #
Jane S. Doe	100	Wife	10/08/1975	000-00-0000

For Proposed Additional Insured
Primary Beneficiary(ies) Name(s) or Trust and Trustee(s)	Share %	Relationship to Insured(s)	Birth Date or Trust Date	SSN/Tax ID #

6. Contingent Beneficiary Designations	For Proposed Primary Insured
Contingent Beneficiary(ies) Name(s) or Trust and Trustee(s)	Share %	Relationship to Insured(s)	Birth Date or Trust Date	SSN/Tax ID #
Bambi J. Doe	50	daughter	06/20/1996	000-00-0000
Moose D. Doe	50	Son	04/08/1998	000-00-0000
For Proposed Additional Insured
Contingent Beneficiary(ies) Name(s) or Trust and Trustee(s)	Share %	Relationship to Insured(s)	Birth Date or Trust Date	SSN/Tax ID #

PART B – INSURANCE INFORMATION
7. Replacement and Other Policy Information Be sure to answer all questions. If applicable, check the appropriate box.	☐ Yes ☒ No	a. Do you currently have any other Life Insurance or Annuities in force? (If “yes”, list below.)
☐ Yes ☒ No	b. Is any person here proposed for coverage now applying for Life Insurance or Annuities with any other company? (If “yes”, provide name of Company, amount applied for and purpose of coverage.)
☐ Yes ☒ No
c.Will any Life Insurance or Annuities for this or any other company be replaced, discontinued, reduced or changed if insurance now applied for is issued?  (If “yes”, list below and complete appropriate replacement forms.  If this is an IRC Sect 1035 Exchange, attach 1035 forms.)

Insured	Company	Policy Number	Amount Of Coverage	Year Issued	To Be Replaced	1035 Exch	Nationwide Term Conversion
$	☐ Yes ☐ No	☐	☐
$	☐ Yes ☐ No	☐	☐
$	☐ Yes ☐ No	☐	☐
$	☐ Yes ☐ No	☐	☐

PART C - PLAN INFORMATION
8. Life Insurance Plan Refer to the Illustration for the correct plan name. Complete this section if you applied for an Individual Variable Universal, Universal or Survivorship Life Plan.
(Print complete name of product being applied for.)

Term Plan:                                                       Level Period:                                   ☐ 10 Year                 ☐ 20 Year                  ☐ 30 Year

Permanent Plan*:     Flexible Premium Variable Universal Life
*If a Variable Life product is being applied for, the Variable Life Fund Supplement MUST be completed.

	Base Specified Amount $ 250,000.00	+	Additional Term Rider Amount (Variable Universal Life case only) $	= Total Specified Amount (including Additional Term Rider) $ 250,000.00
Death Benefit Option (If no option is selected here, Option 1 is elected.)
☒ Option 1     (The Specified Amount, or a multiple of the Cash/Accumulated Value, whichever is greater.)
☐ Option 2     (The Specified Amount, plus the Cash/Accumulated Value, or a multiple of the Cash/Accumulated
Value, whichever is greater.)

Internal Revenue Code Life Insurance Qualification Test Option
☒ Guideline Premium/Cash Value Corridor Test ☐ Cash Value Accumulation Test (If no selection is made here, the Guideline Premium/Cash Value Corridor Test is elected.)
9. Optional Benefits Select the appropriate benefit according to the illustration.	Variable or Universal Life Plans Only (Subject to Plan availability.)
☐ Spouse Rider                                           $
☐ Children’s Term Insurance Rider $
☐ Acceleration of Life Insurance Death
Benefit for Qualified Long Term Care
Services Rider*                                        $
*Complete Supplement for Acceleration of Life
Insurance Death Benefit for Qualified Long Term
Care Services Rider.
Please choose either the Premium Waiver Rider or the Waiver of Monthly Deductions Rider.  Do not choose both.
☐ Premium Waiver Rider**                                           $
**The benefit provided by this rider may not be
 sufficient to prevent a lapse of the policy.
☐ Waiver of Monthly Deductions Rider

☐ Extended Death Benefit Guarantee Rider
 Guarantee Percentage (Indicate percentage of
specified amount)
 Guarantee Duration  (Indicate number of years)
☐ Accidental Death Benefit Rider $
☐ Adjusted Sales Load Rider
Adjustment Percentage      % (in whole percentages only)
Adjustment Period                  (1 - 7 years)
☐ Change of Insured Rider

Survivorship Variable or Survivorship Universal Life Plans Only (Subject to Plan availability.)
	☐ Four Year Term Rider* $ *If the No Charge Four Year Term Insurance has been illustrated you should NOT select this rider.			☐ Policy Split Option Rider
Whole or Term Life Plans Only (Subject to Plan availability.)
☐ 20 Year Spouse Rider                                           $
☐ Children’s Term Insurance Rider $
☐ Accidental Death Benefit Rider $
☐ Guaranteed Insurability Benefit Rider $
☐ Waiver of Premium Disability Benefit Rider
☐ Owner’s Waiver of Premium Death Benefit Rider
(Complete Part E for the Owner)
Occupation
Height
Weight
State of Birth
☐ Owner’s Waiver of Premium Death or Disability Benefit Rider (Complete Part E for the Owner) Occupation Height Weight State of Birth
Please issue with Automatic Premium Loan. ☐ Yes ☐ No

PART D - PREMIUM AND BILLING INFORMATION
10. Initial Premium Payment
(Be sure to review Temporary Insurance Agreement to verify if the Proposed Insured qualifies to submit premium with the application.)
Initial Premium Payment $ 5,000.00                (paid with application)
NOTE:  Make all checks payable to NATIONWIDE.

11.Billing and Premium Information	Monthly Electronic Billing Option:
☒ Monthly EFT $ 500.00 (NOTE: Monthly Draft Day will be determined based upon policy effective date unless a day is requested below.) Monthly Draft Day (1st – 28th):	Draft Options: ☒ *Checking - Use information on the Premium Check. ☐ *Checking - (Attach a pre-printed Voided Check.) ☐ *Savings -(Attach a Voided Deposit Slip with account number and routing number.)
If no check or deposit slip provided, indicate below the bank information to be used:
Financial Institution Name Any Institution Account Number 00000000000	Transit/ABA Number 00000000000 Type of Account: ☒ *Checking ☐ *Savings
*By providing my financial institution name and account information, I hereby authorize Nationwide Life Insurance Company to initiate debit entries to my checking/savings account indicated above and the Financial Institution to debit the same such account.

Additional Billing and Payment Options (check the applicable billing or payment option(s) and indicate the premium amount):
☐ Quarterly $ ☐ Semi-Annual $ ☐ Annual $ ☐ Single Premium $	☐ Billing Advantage $ Account Number ☐ 1035/Replacement $ ☐ Other $
12. Payor	If someone other than the Insured(s) or the Owner is billed for the premium for this policy.
Name (First, MI, Last)
Address	City	State	Zip Code
PART E - PERSONAL INFORMATION
13.Tobacco Use All questions are to be answered by each Proposed Insured. Be sure to answer this section.	Have you used tobacco or nicotine in any form:	Proposed Primary Insured	Proposed Additional Insured
a. In the last 5 years?	☐ Yes ☒ No	☐ Yes ☐ No
b. In the last 12 months?	☐ Yes ☒ No If “yes”, date last used.	☐ Yes ☐ No If “yes”, date last used.
c. If “yes”, check all forms of tobacco or nicotine products used.	☐ Cigarettes ☐ Cigars ☐ Chewing Tobacco ☐ Pipe ☐ Other Tobacco ☐ Snuff ☐ Nicotine Products (gum, patch, etc.)	☐ Cigarettes ☐ Cigars ☐ Chewing Tobacco ☐ Pipe ☐ Other Tobacco ☐ Snuff ☐ Nicotine Products (gum, patch, etc.)
14. Physical Measurements Fill in information for the Proposed Primary Insured.	Height	Current Weight	Weight 1 Year Ago	Reason for Weight Gain or Loss
6 ft. 1 in.	185 lbs.	185 lbs.
15. Personal Physicians If Child Rider coverage is requested, use Special Instructions Section to add Personal Physician information for each child.	Proposed Primary Insured	Proposed Additional Insured
Name of Personal Physician:	Dr. John Doctor
Address:	0000 Industrial Drive Any City, Any State 00000
Telephone Number:	(614) 000-0000
Date last consulted:	January 10, 2008
Reason last consulted:	Physical
Treatment given or medication prescribed:	none

16. Personal Details Explain all “yes” answers in Details box below unless instructed otherwise.	All questions are to be answered by each Proposed Insured.			Proposed Primary Insured	Proposed Additional Insured	Any Child
				Yes No	Yes No	Yes No
	a. Have you ever had any application for Life or Health Insurance (or for reinstatement for Life or Health Insurance) declined, postponed, rated-up or limited?			☐ ☒	☐ ☐	☐ ☐
	b. Have you ever applied for or received disability payments for any illness or injury?			☐ ☒	☐ ☐	☐ ☐
c. In the past 3 years have you engaged in, or do you intend to engage in:  flying as a pilot, student pilot, or crew member; organized racing of an automobile, motorcycle, or any type of motor-powered vehicle, scuba diving, mountain climbing, hang gliding, parachuting, sky diving, bungee jumping or any type of body-contact or life-threatening sport?  (If “yes”, complete an Aviation/Hazardous Activities Questionnaire.)
				☐ ☒	☐ ☐	☐ ☐
	d. Have you ever had your driver’s license suspended or revoked; or been convicted of driving while impaired or intoxicated, or been convicted in the past 3 years of more than one moving violation?			☐ ☒	☐ ☐	☐ ☐
	e. Except as prescribed by a physician, have you ever used, or been convicted for sale or possession of cocaine or any other narcotic or illegal drug? (If “yes”, complete Drug Questionnaire.)			☐ ☒	☐ ☐	☐ ☐
	f. Have you ever been convicted with a violation of any criminal law?			☐ ☒	☐ ☐	☐ ☐
	g. Have you had any bankruptcies in the past 7 years or do you have any suits or judgments pending against you at this time?			☐ ☒	☐ ☐	☐ ☐
	h. Do you plan to travel or reside outside of the United States or Canada? (If “yes”, complete Supplement for Foreign Nationals or Travel.)			☐ ☒	☐ ☐	☐ ☐
	i. Do you belong to or intend to join any active or reserve military or naval organization? (If “yes”, complete Military Status Questionnaire.)			☐ ☒	☐ ☐	☐ ☐
j. To the best of your knowledge, do you have a parent or sibling who died from cancer or cardiovascular disease prior to age 60?  (If “yes”, provide relationship to Proposed Insured(s), age at death and cause of death, and if cancer, provide type.)
				☐ ☒	☐ ☐	☐ ☐
	k. Have you been involved in any discussion about the possible sale or assignment of this policy to a life settlement, viatical, or other secondary market purchaser?			☐ ☒	☐ ☐	☐ ☐
	l. Have you ever sold any life insurance policy to a life settlement, viatical, or other secondary market purchaser?			☐ ☒	☐ ☐	☐ ☐
	m. Will any portion of the current or future premium for this policy be financed?			☐ ☒	☐ ☐	☐ ☐
	n. Will any Insured or Policy Owner receive any payment in connection with the insurance issued on the basis of this application?			☐ ☒	☐ ☐	☐ ☐
17. Explanation of Personal Details If more space is needed, an additional blank sheet may be attached. Any Proposed Insured(s) or Owner(s) should sign and date additional pages.	Question Letter	Person	Dates	Details

18. Health Questions All questions are to be answered by each Proposed Insured. Explain all “yes” answers in Details box below unless instructed otherwise.				Proposed Primary Insured	Proposed Additional Insured	Any Child
				Yes No	Yes No	Yes No
a. To the best of your knowledge and belief, has anyone here proposed for insurance been diagnosed or treated by a member of the medical profession as having AIDS (Acquired Immune Deficiency Syndrome)?
				☐ ☒	☐ ☐	☐ ☐
To the best of your knowledge and belief, has anyone here proposed for insurance been diagnosed or treated by a member of the medical profession as having:
b. Heart disease including heart attack, angina, or other chest pain, high blood pressure, shortness of breath, palpitations, heart murmur, phlebitis, or any other disorder of the heart or blood vessels?
				☐ ☒	☐ ☐	☐ ☐
	c. Headaches, seizures, epilepsy, stroke, Alzheimer’s disease, dementia, Parkinson's disease, multiple sclerosis, or any other brain or nervous disorder?			☐ ☒	☐ ☐	☐ ☐
	d. Depression, neurosis, affective disorder, psychosis, or any other mental or emotional disorder?			☐ ☒	☐ ☐	☐ ☐
	e. Asthma, emphysema, chronic bronchitis, tuberculosis, or any other disease of the lungs or respiratory system?			☐ ☒	☐ ☐	☐ ☐
	f. Colitis, ulcer, persistent diarrhea, rectal bleeding, or any other disease or disorder of the esophagus or digestive tract?			☐ ☒	☐ ☐	☐ ☐
	g. Sugar, protein or blood in the urine, kidney stones, sexually transmitted disease, or any other disease or disorder of the kidneys, bladder, prostate, breast, urinary tract or reproductive system?			☐ ☒	☐ ☐	☐ ☐
	h. Diabetes, hepatitis, cirrhosis or any other disease of the liver, pancreas, or thyroid?			☐ ☒	☐ ☐	☐ ☐
	i. Cancer, or any malignant or benign tumor or cyst, or any chronic disease of the skin or lymph glands?			☐ ☒	☐ ☐	☐ ☐
	j. Arthritis, rheumatoid arthritis, osteoporosis; or any paralysis or chronic back or muscle condition?			☐ ☒	☐ ☐	☐ ☐
	k. Alcoholism, narcotic addiction, drug use, or hallucinations?			☐ ☒	☐ ☐	☐ ☐
	l. Any disease or disorder of the eyes, ears, nose or throat?			☐ ☒	☐ ☐	☐ ☐
To the best of your knowledge and belief, in the past 5 years, has anyone here proposed for insurance:
m. Consulted, or been examined or treated by any physician, chiropractor, psychologist or other health care practitioner or by any hospital, clinic, or other health care facility not already disclosed on this application?  (If it was for a "check up", annual physical, employment physical, etc., so state and give findings and results.)
				☐ ☒	☐ ☐	☐ ☐
	n. Had any disease, disorder, injury, or operation not already disclosed on this application?			☐ ☒	☐ ☐	☐ ☐
	o. Had any x-rays, electrocardiograms, or other medical tests (excluding HIV) for reasons not already disclosed on this application?			☐ ☒	☐ ☐	☐ ☐
	p. Been medically advised to have any surgery, hospitalization, treatment or test (excluding HIV) that was not completed or results that you have not received?			☐ ☒	☐ ☐	☐ ☐
19. Details of Health History If more space is needed, an additional blank sheet may be attached. Any Proposed Insured(s) or Owner(s) should sign and date additional pages.	Question Letter	Person	Dates	Details (Be specific. Give full names, addresses and telephone number (if available) of physicians, hospitals, etc.)

20. Special Instructions Section If more space is needed, an additional blank sheet may be attached. Any Proposed Insured(s) or Owner(s) should sign and date additional pages.
21.Taxpayer ID Number Check box, if applicable
I certify under penalties of perjury that:
• The number shown on this form is my correct taxpayer identification number and,
• I am not subject to backup withholding because
s I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or
s the Internal Revenue Service has notified me that I am no longer subject to backup withholding, or that I am exempt from backup withholding, and
• I am a U.S. person (including a U.S. resident alien).
☐ Check this box if you have been notified by the IRS that you are currently subject to backup withholding because of failure to report interest or dividends on your tax return.
The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

PART F – IMPORTANT NOTICES
Pre-Notice of Life and Health Application Procedures as Required by The New York Fair Credit Reporting Act
Federal and state laws require notification that we may request an investigative consumer report.  Typically, the report will contain information as to character, general reputation, personal characteristics and mode of living, which information is obtained through an interview with you or an adult member of your family, employers or business associates, financial sources, friends, neighbors or others with whom you are acquainted.  The information will consist, when applicable, of a confirmation of your identity, age, residence, marital status, and past and present employment, including occupational duties, financial information, driving record, sports and recreational activities, health history, use of alcohol or drugs (if any), living conditions, and type of community.  It is your right to inspect and receive a copy of the investigative consumer report prepared by a consumer reporting agency.  Upon written request, we will inform you whether a report was made, and if so, we will provide you with the name and address of the consumer reporting agency making the report.  Requests for additional information should be addressed to:  Nationwide Life Insurance Company, P.O. Box 182835, Columbus, Ohio  43218-2835.  Please provide your name, address, and policy number to identify your request.

Medical Information Bureau Disclosure Notice
Information regarding your insurability will be treated as confidential.  Nationwide Life Insurance Company, or its reinsurer(s) may, however, make a brief report thereon to the Medical Information Bureau, a non-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members.  If you apply to another Bureau member company for life or health insurance coverage or a claim for benefits is submitted to such a company, the Bureau, upon request, will supply such company with the information in its file.  Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file.  If you question the accuracy of information in the Bureau’s file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act.   The address of the Bureau’s information office is 50 Braintree Hill, Suite 400, Braintree, Massachusetts 02184-8734, telephone number 866-692-6901 (TTY 866-346-3642).  The e-mail address of the Bureau’s information office is www.mib.com.  Nationwide Life Insurance Company or its reinsurer(s) may also release information in its file to other life insurance companies to whom you may apply for life or health insurance, or to whom a claim for benefits may be submitted.

PART G – AGREEMENT AND AUTHORIZATION
Agreement
I understand that:
• This application, any amendments to it, and any related medical examination(s) will become a part of the Policy and are the basis of any insurance issued upon this application.
• The Proposed Insured or Owner has a right to cancel this application at any time by contacting their agent or Nationwide in writing.  No producer, medical examiner or other representative of Nationwide may accept risks or make or change any contract; or waive or change any of the Company’s rights or requirements.  I have received the Medical Information Bureau disclosure form.  I have also received the pre-notification required by the New York Fair Credit Reporting Act, and I authorize you to obtain an investigative consumer report on me.  I understand that, if I do not sign this form, Nationwide may decline to grant the insurance applied for on the grounds that I refused to sign such an form.  I certify that the Social Security Number given is correct and complete.
• If the full first premium is made in exchange for a Temporary Insurance Agreement, Nationwide will only be liable to the extent set forth in that Agreement.
• If the full first premium is not paid with this application, then insurance will only take effect when (1) a policy is issued by Nationwide and accepted by me; and (2) the full first premium is paid; and (3) all the answers and statements made on the application, medical examination(s) and amendments are true to the best of my knowledge and belief when (1) and (2) have occurred.

Authorization
I authorize: any licensed physician or medical practitioner; any hospital, clinic, pharmacy or other medical or medically related facility; any insurance company; the Medical Information Bureau; or any other organization, institution or person who has knowledge of me; to give that information to the Medical Director of the Nationwide Life Insurance Company, or its reinsurers, for the purpose of underwriting my application in order to determine eligibility for Life Insurance and to investigate claims.  By my signature below, I acknowledge that any agreements I have made to restrict my protected health information do not apply to this form; and I instruct any physician; health care professional; hospital; clinic; medical facility; or other health care provider to release and disclose my entire medical record without restriction (except any alcohol or drug abuse which requires a special authorization).  I understand that any information that is disclosed pursuant to this form may be redisclosed and no longer be covered by federal rules governing privacy and confidentiality of health information.  This form, or a copy of it, will be valid for a period of not more than two years (24 months) from the date it was signed.  I understand that I have the right to revoke this form in writing, at anytime, by sending a written request for revocation to Nationwide Life Insurance Company, Attention:  Underwriting, P.O. Box 182835, Columbus, Ohio 43218-2835.  I understand that a revocation is not effective to the extent that any of my providers have relied on this form; or to the extent that Nationwide Life Insurance Company has a legal right to contest a claim under an insurance policy or to contest the policy itself.  I further understand that if I refuse to sign this form to release my complete medical records, Nationwide Life Insurance Company may not be able to process my application.  I understand that my authorized representative or I have a right to a copy of this form by sending a request to Nationwide in writing.

PART H - SIGNATURES AND PRODUCER’S CERTIFICATION
Proposed Insured(s) and Owner Signatures
I HAVE READ THIS APPLICATION AND AGREEMENT AND DECLARE THAT THE ANSWERS ARE TRUE TO THE BEST OF MY KNOWLEDGE AND BELIEF.  I UNDERSTAND ALL ITS TERMS.
Signed at                          Any City, Any State                                           , on                 July 28                              ,      2008
City/State                                                             Month/Day                                 Year
John D. Doe                                        X                     John D. Doe
Full Name of Proposed Primary Insured (print)                    Signature of Proposed Primary Insured
(or parent if Proposed Primary Insured is under age 15)
X
Full Name of Proposed Additional Insured (print)              Signature of Proposed Additional Insured
(if to be Insured)
X                                                                                                  X
          Signature of Applicant/Owner                                      Signature of Applicant/Owner
(if other than the Proposed Insured(s))                      (if other than the Proposed Insured(s))

Producer’s Certification [Missing Graphic Reference] Be sure to answer all three questions	☒ Yes ☐ No	a. I have truly and accurately recorded all Proposed Insureds’ answers on this application.
	☒ Yes ☐ No	b. I have witnessed his/her/their signature(s) hereon. (If “no”, provide details in Special Instructions Section.)
	☐ Will ☒ Will Not	c. To the best of my knowledge, the insurance applied for will or will not replace any Life Insurance, and/or Annuities.
Sam A. Producer X Sam A. Producer Producer’s Name (print) Signature of Producer Any Firm 02-A000000 Firm Producer’s Nationwide #

TEMPORARY INSURANCE AGREEMENT
NATIONWIDE LIFE INSURANCE COMPANY, COLUMBUS, OH
This Agreement provides a limited amount of Life lnsurance coverage, for a limited period of time, subject to the terms of this Agreement.

HEALTH QUESTIONS
Questions must be answered.	Proposed Primary Insured	Proposed Additional Insured	Any Child
	Yes No No	Yes No No	Yes No No
	☐ ☒	☐ ☐	☐ ☐
a. To the best of your knowledge and belief, within the past 10 years, has anyone here proposed for insurance, been diagnosed or treated by a member of the medical profession as having:  Acquired Immune Deficiency Syndrome (AIDS)?

	☐ ☒	☐ ☐	☐ ☐
b. To the best of your knowledge and belief, within the past 10 years, has anyone here proposed for insurance, been diagnosed or treated by a member of the medical profession as having:  angina, or chest pain or discomfort; heart attack, heart murmur, or any other heart disorder; epilepsy, stroke or diabetes; any brain, nervous, or mental disorder, any drug or alcohol addiction; any kidney disorder (other than kidney stones); or any cancer or other malignancy?

If the above questions are answered YES or LEFT BLANK, NO COVERAGE will take effect under this Agreement and no representative of Nationwide Life Insurance Company is authorized to accept money, and/or provide a temporary insurance receipt to the applicant.

TERMS AND CONDITIONS
Amount of Coverage $1,000,000 overall maximum for all applications or agreements.
Temporary Insurance under this Agreement will commence on the date of the application if the full first premium for the mode selected has been paid and accepted by Nationwide or authorized by Electronic Funds Transfer as advance payment for an application for Life Insurance.  If any Proposed Insured dies while this temporary insurance is in effect, Nationwide will pay to the designated Beneficiary the lesser of:
• the amount of death benefits, if any, which would be payable under the policy and its riders if issued as applied for, excluding any accidental death benefits, or
• $1,000,000 This total benefit limit applies to all insurance applied for under this and any other current applications to Nationwide and any other Temporary Insurance Agreements for Life Insurance whether applied for on the life or lives of one or more Proposed Insureds.

Date Coverage Terminates 60 DAYS maximum coverage.
Temporary Life Insurance under this Agreement will terminate automatically on the earliest of:
• 60 days from the date of this signed Agreement, or
• the date any policy is offered or issued to the Proposed Insured in connection with the above application, or
• five days after the date Nationwide mails notice of termination of coverage and refund of the advance payment to the Proposed Insured, or the Owner, if different than the Proposed Insured.

Limitations
• Material misrepresentation in the application or in the answers to the Health question of this Agreement invalidates this Agreement and Nationwide’s only liability is for refund of any payment made.
• This Agreement does not provide coverage for Proposed Insured’s who are under 15 days of age or over the age of 70 on the date of the Agreement.
• If any Proposed Insured dies by suicide, while sane or insane, Nationwide’s liability under this Agreement is limited to a refund of the payment made.
• There is no coverage under this Agreement if the check submitted as payment is not honored by the bank on first presentation or if the Electronic Funds Transfer is not processed by the bank.
• No one is authorized to waive or modify any of the provisions of this Agreement.

SIGNATURES
Proposed Insured(s) and Owner Signatures
I HAVE RECEIVED A COPY OF AND HAVE READ THIS AGREEMENT AND DECLARE THAT THE ANSWERS ARE TRUE TO THE BEST OF MY KNOWLEDGE AND BELIEF.  I UNDERSTAND ALL ITS TERMS.
Dated (mm/dd/yyyy)  July 28, 2008                                         XJohn D. Doe
Signature of Proposed Primary Insured
   (or parent if Proposed Primary Insured is under age 15)
X                                                                                                   X
Signature of Applicant/Owner                                                     Signature of Proposed Additional Insured
(if other than the Proposed Insured(s))                                    (if to be Insured)

Initial Premium Receipt and Producer’s Signature
An initial premium payment in the amount of $        ,000.00                        has been submitted with this application.  I have
advised the Applicant/Owner that additional premium may need to be submitted at time of delivery.

X            Sam A. Producer                                             Any Firm                    02-A000000
Signature of Producer                                                    Firm                            Producer’s Nationwide #